SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 4, 2003

FMB EQUIBANC, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 000-32399	No. 58-2582553
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 North Main Street
Statesboro, Georgia  30458
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (912) 489-2600

Not applicable
(Former name or former address, if changed since last report)

Item 4.                        Change in Registrant’s Certifying Accountant

            The Board of Directors of FMB Equibanc, Inc. (the “Company”), upon the recommendation of the Audit Committee, has dismissed Dabbs, Hickman, Hill & Cannon LLP (“DHHC”), Statesboro, Georgia as auditors of the Company.  Effective December 1, 2003, the Company engaged Mauldin & Jenkins, LLC (“Mauldin & Jenkins”), Albany, Georgia, as the Company’s independent external auditors beginning with the year December 31, 2003.  The Company will continue to use DHHC to perform the Company’s internal audit and assist on other matters not relating to the external audit or to tax issues.

            During the past two fiscal years and through the date of this current report, the Company has not consulted with Mauldin & Jenkins on any accounting or auditing related matters or any other matters that are reportable under Item 304(a)(2) of Regulation S-B.

            The reports of DHHC on the Company’s financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.  The Company did not have any disagreement with DHHC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to DHHC’s satisfaction, would have caused DHHC to make reference to the subject matter of the disagreement with its report.

            The Company provided DHHC with a copy of the foregoing disclosures.  Exhibit 16 is a copy of DHHC’s letter, dated December 3, 2003 stating its agreement with such statements.

Item 7.                        Exhibits

Exhibit 16            Letter from Dabbs, Hickman, Hill & Cannon LLP regarding change in certifying accountant

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 4, 2003	FMB Equibanc, Inc. /s/ Charles R. Nessmith By: Charles R. Nessmith President & Chief Executive Officer